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                                                                    EXHIBIT 10.8

                      [ALLEGIANCE CORPORATION LETTERHEAD]


October 16, 1996


Bank of America National Trust
  and Savings Association, as
  Administrative Agent for the
  Banks parties to the Credit
  Agreement referred to below
1455 Market Street, 12th Floor
San Francisco, California  94103
Attention:  Agency Administrative Services
            Unit #5596

Reference:  The $1.2 billion Credit Agreement (Facility A) (the "Credit
            Agreement") dated as of September 23, 1996 among Allegiance Corporation, as Borrower, and Bank of America National Trust and Savings Association, as Administrative Agent and other financial institutions that are parties to this Credit Agreement

Ladies and Gentlemen:

The undersigned, Allegiance Corporation, refers to the above mentioned "Credit Agreement", (the terms defined therein being used herein as therein defined), and hereby gives you notice pursuant to Section 4.05 of the Agreement that the undersigned requests a reduction of the Commitments in the aggregate amount of $300 million effective October 23, 1996. After giving effect to such reduction, the aggregate commitments will be $900 million.

If you have any questions concerning this matter, please call me at 847-578-
4420.

Very truly yours,

ALLEGIANCE CORPORATION

By:  /s/ Leonard G. Kuhr
     -------------------------------------
     Corporate Vice President & Treasurer

cc:  William Sweeney, BankAmerica

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